Exhibit 99
Piper Sandler Companies Reports Fourth Quarter and Full Year 2023 Results;
Declares Special Dividend of $1.00 Per Share and Quarterly Dividend of $0.60 Per Share
MINNEAPOLIS—February 2, 2024—Piper Sandler Companies (NYSE: PIPR), a leading investment bank, today announced its results for the fourth quarter and full year of 2023.
"We finished 2023 with fourth quarter net revenues of over $450 million, the strongest quarter of the year, which led to over $1.3 billion of net revenues on a full year basis. Our advisory business was a key driver of the performance, generating 60% of total net revenues for the quarter," said Chad Abraham, chairman and chief executive officer. "Despite challenging market conditions for most of the year, we delivered solid profitability and returned $155 million of capital to our shareholders, highlighting our successful operating discipline and the benefits of our scaled and diversified platform."

	Fourth Quarter 2023 Results						Full Year 2023 Results
	U.S. GAAP			Adjusted (1)			U.S. GAAP		Adjusted (1)
(Dollars in millions, except per share data)	Q4	vs.	vs.	Q4	vs.	vs.		vs.		vs.
	2023	Q3-23	Q4-22	2023	Q3-23	Q4-22	2023	2022	2023	2022
Net revenues	$472	63%	21%	$457	49%	17%	$1,348	-5%	$1,330	-7%
Pre-tax margin	18.2%	N/M	7.3pp	21.7%	6.4pp	2.4pp	9.1%	-0.3pp	16.0%	-2.8pp
Net income attributable to Piper Sandler Companies	$52	N/M	37%	$72	130%	21%	$85	-23%	$166	-17%
Earnings per diluted common share	$3.00	N/M	33%	$4.03	129%	21%	$4.96	-24%	$9.28	-18%
N/M — Not meaningful
(1)A non-U.S. GAAP ("non-GAAP") measure. Management believes that presenting results and measures on an adjusted basis alongside U.S. GAAP measures provides the most meaningful basis for comparison of its operating results across periods. The non-GAAP financial measures should be considered in addition to, not as a substitute for, measures of financial performance prepared in accordance with U.S. GAAP. For a detailed explanation of the adjustments made to the corresponding U.S. GAAP measures, see "Reconciliation of U.S. GAAP to Selected Summary Financial Information."
Financial & Business Highlights
•Net revenues for the fourth quarter of 2023 of $472 million and adjusted net revenues of $457 million represent the strongest quarter of the year.
◦Advisory services generated revenues of $284 million, our second strongest quarter on record, accounting for 60% of total net revenues.
•Our 2023 performance was resilient with net revenues of $1.3 billion, our third strongest year on record, against a backdrop of reduced activity and declining market fee pools in most of our businesses.
◦Corporate investment banking revenues of $840 million represent a strong performance relative to the market as we benefitted from the sector and product diversification of our platform.
◦Advisory services represented over 50% of total net revenues for the third consecutive year.
•We retained or grew market share in a number of our businesses during 2023.
◦Ranked No. 2 based on number of announced U.S. M&A deals with a reported value of less than $1 billion; ranked No. 1 in U.S. bank and thrift M&A based on number of announced transactions and aggregate deal value.
◦Ranked as a top 5 investment bank based on number of book run equity financing transactions for biopharma companies with less than $5 billion of market cap.
Talent
•Appointed Kate Clune as chief financial officer effective January 1, 2024. Clune assumed the role from Tim Carter, who will stay on into the second quarter of 2024 to continue assisting with the transition.
•Grew investment banking managing director headcount to 169 as of December 31, 2023, representing a net increase of 10 managing directors for the year. A significant component of the growth was driven by internal promotions.
Capital
•Declared a special cash dividend of $1.00 per share of common stock and a quarterly cash dividend of $0.60 per share of common stock on February 2, 2024 to be paid on March 15, 2024 to shareholders of record as of March 4, 2024.
•Total dividend of $3.40 per share of common stock for fiscal year 2023, a payout ratio of 37% of adjusted net income.
•Returned an aggregate of $155 million to shareholders during 2023 through share repurchases and dividends.

U.S. GAAP Selected Financial Data
The following summarizes our results on a U.S. GAAP basis.

	Three Months Ended					Twelve Months Ended
(Dollars in thousands, except per share data)	Dec. 31,	Sept. 30,	Dec. 31,	Change vs.		Dec. 31,	Dec. 31,
	2023	2023	2022	Q3-23	Q4-22	2023	2022	Change
Revenues
Investment banking:
Advisory services	$284,317	$154,560	$221,064	84%	29%	$709,316	$776,428	-9%
Corporate financing	30,178	37,171	36,816	-19%	-18%	131,077	125,342	5%
Municipal financing	29,280	19,935	18,568	47%	58%	83,419	107,739	-23%
Total investment banking	343,775	211,666	276,448	62%	24%	923,812	1,009,509	-8%

Institutional brokerage:
Equity brokerage	55,003	50,243	56,449	9%	-3%	209,512	210,314	—%
Fixed income services	47,892	40,250	49,603	19%	-3%	168,027	194,953	-14%
Total institutional brokerage	102,895	90,493	106,052	14%	-3%	377,539	405,267	-7%

Interest income	7,302	6,980	6,519	5%	12%	26,723	20,365	31%
Investment income/(loss)	20,235	(17,108)	4,305	N/M	370%	30,039	(23)	N/M
Total revenues	474,207	292,031	393,324	62%	21%	1,358,113	1,435,118	-5%
Interest expense	2,356	2,546	2,275	-7%	4%	10,146	9,480	7%
Net revenues	471,851	289,485	391,049	63%	21%	1,347,967	1,425,638	-5%

Non-interest expenses
Compensation and benefits	301,154	207,282	262,742	45%	15%	897,034	983,524	-9%
Non-compensation expenses	84,851	85,653	85,637	-1%	-1%	328,347	307,745	7%
Total non-interest expenses	386,005	292,935	348,379	32%	11%	1,225,381	1,291,269	-5%

Income/(loss) before income tax expense	85,846	(3,450)	42,670	N/M	101%	122,586	134,369	-9%
Income tax expense	21,273	10,227	4,656	108%	357%	23,613	33,189	-29%
Net income/(loss)	$64,573	$(13,677)	$38,014	N/M	70%	$98,973	$101,180	-2%

Net income attributable to Piper Sandler Companies	$52,025	$3,878	$38,101	N/M	37%	$85,491	$110,674	-23%

Earnings per diluted common share	$3.00	$0.22	$2.25	N/M	33%	$4.96	$6.52	-24%

Ratios and margin
Compensation ratio	63.8%	71.6%	67.2%			66.5%	69.0%
Non-compensation ratio	18.0%	29.6%	21.9%			24.4%	21.6%
Pre-tax margin	18.2%	-1.2%	10.9%			9.1%	9.4%
Effective tax rate	24.8%	-296.4%	10.9%			19.3%	24.7%
N/M — Not meaningful

The following table summarizes additional business metrics for the periods presented.

	Three Months Ended					Twelve Months Ended
	Dec. 31,	Sept. 30,	Dec. 31,	Change vs.		Dec. 31,	Dec. 31,
	2023	2023	2022	Q3-23	Q4-22	2023	2022	Change
Advisory services
Completed M&A and restructuring transactions	62	44	60	41%	3%	213	218	-2%
Completed capital advisory transactions	26	7	18	271%	44%	56	84	-33%
Total completed advisory transactions	88	51	78	73%	13%	269	302	-11%

Corporate financings
Total equity transactions priced	14	17	20	-18%	-30%	73	55	33%
Book run equity transactions priced	13	16	16	-19%	-19%	65	45	44%
Total debt and preferred transactions priced	5	4	2	25%	150%	15	30	-50%
Book run debt and preferred transactions priced	2	3	2	-33%	—%	7	19	-63%

Municipal negotiated issues
Aggregate par value of issues priced (in billions)	$3.2	$4.0	$2.9	-20%	10%	$12.4	$14.6	-15%
Total issues priced	100	113	131	-12%	-24%	413	570	-28%

Equity brokerage
Number of shares traded (in billions)	2.6	2.5	2.9	4%	-10%	10.7	11.0	-3%
NET REVENUES
For the fourth quarter of 2023, net revenues of $471.9 million increased 63% compared to the third quarter of 2023 and 21% compared to the fourth quarter of 2022.
Net revenues of $1.35 billion for 2023 decreased 5% compared to the prior year.
Investment banking revenues of $343.8 million for the fourth quarter of 2023 increased 62% compared to the third quarter of 2023 and 24% compared to the fourth quarter of 2022.
Investment banking revenues of $923.8 million for the full year decreased 8% compared to 2022.
•Advisory services revenues of $284.3 million for the fourth quarter of 2023 represent our second strongest quarter on record. Advisory services revenues increased 84% compared to the third quarter of 2023 and 29% compared to the fourth quarter of 2022 driven by a higher average fee and more completed transactions. Sector performance during the quarter was led by our financial services, services and industrials, and healthcare franchises. We experienced an elevated close rate during the fourth quarter of 2023 driven by a slight improvement in market conditions.
Advisory services revenues of $709.3 million for 2023 decreased 9% compared to the prior year driven by fewer completed transactions, offset in part by a higher average fee. The diversification of our sectors and products provided some resiliency to our results despite the challenging M&A and debt markets we experienced during most of the year driven primarily by macroeconomic uncertainty. Our financial services and healthcare teams led the year, while our agented debt and restructuring groups generated record revenues, and we grew revenues from private equity clients.
•Corporate financing revenues of $30.2 million for the fourth quarter of 2023 decreased 19% compared to the third quarter of 2023 and 18% compared to the fourth quarter of 2022 due to fewer completed deals.
Corporate financing revenues of $131.1 million for the full year increased 5% compared to 2022 driven by an increase in completed equity financings which more than offset the decline in financial services debt and preferred transactions. Performance during the year was led by our market-leading healthcare franchise, which served as book runner on 45 of the 46 deals the team priced.

•Municipal financing revenues of $29.3 million for the fourth quarter of 2023 increased 47% compared to the third quarter of 2023 and 58% compared to the fourth quarter of 2022 driven by an increase in issuances among our specialty sector clients.
Municipal financing revenues of $83.4 million for 2023 decreased 23% compared to the year-ago period driven by a decline in issuances as market conditions remained challenging during most of the year due to increased interest rates and volatility combined with weak investor demand.
Institutional brokerage revenues of $102.9 million for the fourth quarter of 2023 increased 14% compared to the third quarter of 2023 and decreased 3% compared to the fourth quarter of 2022.
Institutional brokerage revenues of $377.5 million for the year decreased 7% compared to 2022.
•Equity brokerage revenues of $55.0 million for the fourth quarter of 2023 increased 9% compared to the third quarter of 2023 due to increased volumes and higher revenues from research services. Equity brokerage revenues decreased 3% compared to the fourth quarter of 2022 due to lower volatility and volumes.
Equity brokerage revenues of $209.5 million for 2023 were essentially flat compared to the prior year as market share gains offset the declines from lower volatility and volumes.
•Fixed income services revenues of $47.9 million for the fourth quarter of 2023 increased 19% compared to the third quarter of 2023 driven by increased activity from our depository clients. Fixed income services revenues decreased 3% compared to the fourth quarter of 2022 driven by reduced activity from our asset management and insurance client verticals.
Fixed income services revenues of $168.0 million for 2023 decreased 14% compared to the year-ago period as market conditions remained challenging during most of the year. Interest rate uncertainty and an increased focus to maintain higher levels of liquidity resulted in a decline in activity among our depository clients relative to the prior year.
Investment income/(loss) for the fourth quarter of 2023 was income of $20.2 million compared to a loss of $17.1 million for the third quarter of 2023 and income of $4.3 million for the fourth quarter of 2022. For 2023, we recorded investment income of $30.0 million compared to a loss of $23 thousand. The current and prior periods include amounts attributable to noncontrolling interests. For the current and prior periods, investment income/(loss) primarily related to the alternative asset management funds we manage.

NON-INTEREST EXPENSES
For the fourth quarter of 2023, non-interest expenses of $386.0 million increased 32% compared to the third quarter of 2023 and 11% compared to the fourth quarter of 2022.
Non-interest expenses of $1.23 billion for 2023 decreased 5% compared to the prior year.
•Compensation ratio of 63.8% for the fourth quarter of 2023 decreased compared to the third quarter of 2023 and the fourth quarter of 2022 resulting from increased net revenues including higher investment income attributable to noncontrolling interests. In addition, acquisition-related compensation expenses for the current quarter decreased compared to the fourth quarter of 2022.
Compensation ratio of 66.5% for 2023 decreased compared to 69.0% for the year-ago period driven by a decline in acquisition-related compensation expenses as well as higher investment income attributable to noncontrolling interests.
•Non-compensation expenses of $84.9 million for the fourth quarter of 2023 were essentially flat compared to the third quarter of 2023 and the fourth quarter of 2022.
Non-compensation expenses of $328.3 million for 2023 increased 7% compared to 2022 primarily driven by $21.5 million of expenses related to potential regulatory settlements with the Securities Exchange Commission (SEC) and the Commodity Futures Trading Commission (CFTC) regarding recordkeeping requirements for business-related communications. In addition, non-compensation expenses for 2023 included the write-off of a $7.5 million uncollectible receivable in our municipal financing business. The increase in non-compensation expenses compared to the prior year was offset in part by decreased marketing and business development expenses resulting from reduced travel.
PRE-TAX INCOME/(LOSS)
For the fourth quarter of 2023, we recorded pre-tax income of $85.8 million compared to a pre-tax loss of $3.5 million for the third quarter of 2023 and pre-tax income of $42.7 million for the fourth quarter of 2022.
Pre-tax income of $122.6 million for the year decreased 9% compared to 2022.
•Pre-tax margin of 18.2% for the fourth quarter of 2023 increased compared to negative 1.2% for the third quarter of 2023 and 10.9% for the fourth quarter of 2022 resulting from increased net revenues and a lower compensation ratio.
Pre-tax margin of 9.1% for 2023 decreased slightly compared to 9.4% for the prior year as the decrease in net revenues was offset by in part by a lower compensation ratio.
EFFECTIVE TAX RATE
For the current and prior periods, the effective tax rate is impacted by the level of noncontrolling interests, the amount of non-deductible expenses, and restricted stock award vestings. The effective tax rate for the fourth quarter of 2022 was also impacted by the reversal of a deferred tax asset valuation allowance on our U.K. legal entity, Piper Sandler Ltd.
The effective tax rate of 19.3% for 2023 included $16.6 million of tax benefits related to restricted stock award vestings. The effective tax rate of 24.7% for 2022 included $10.2 million of tax benefits related to restricted stock award vestings as well as the reversal of a deferred tax asset valuation allowance on our U.K. legal entity.
NET INCOME & EARNINGS PER SHARE
For the fourth quarter of 2023, we generated net income of $52.0 million, or $3.00 per diluted common share. Results for the current quarter increased compared to the third quarter of 2023 and the fourth quarter of 2022 due to higher net revenues and pre-tax margin.
For 2023, we generated net income of $85.5 million, or $4.96 per diluted common share. Results decreased compared to 2022 due to lower net revenues.

Non-GAAP Selected Financial Data
The following summarizes our results on an adjusted, non-GAAP basis.

	Three Months Ended					Twelve Months Ended
(Dollars in thousands, except per share data)	Dec. 31,	Sept. 30,	Dec. 31,	Change vs.		Dec. 31,	Dec. 31,
	2023	2023	2022	Q3-23	Q4-22	2023	2022	Change
Adjusted revenues
Investment banking:
Advisory services	$284,317	$154,560	$221,064	84%	29%	$709,316	$776,428	-9%
Corporate financing	30,178	37,171	36,816	-19%	-18%	131,077	125,342	5%
Municipal financing	29,280	19,935	18,568	47%	58%	83,419	107,739	-23%
Total investment banking	343,775	211,666	276,448	62%	24%	923,812	1,009,509	-8%

Institutional brokerage:
Equity brokerage	55,003	50,243	56,449	9%	-3%	209,512	210,314	—%
Fixed income services	47,892	40,250	49,603	19%	-3%	168,027	194,953	-14%
Total institutional brokerage	102,895	90,493	106,052	14%	-3%	377,539	405,267	-7%

Interest income	7,302	6,980	6,519	5%	12%	26,723	20,365	31%
Investment income/(loss)	5,506	(2,010)	2,503	N/M	120%	7,123	1,552	359%
Adjusted total revenues	459,478	307,129	391,522	50%	17%	1,335,197	1,436,693	-7%
Interest expense	2,085	921	650	126%	221%	5,000	2,980	68%
Adjusted net revenues	457,393	306,208	390,872	49%	17%	1,330,197	1,433,713	-7%

Adjusted operating expenses
Adjusted compensation and benefits	290,144	195,724	243,480	48%	19%	845,976	895,999	-6%
Adjusted non-compensation expenses	68,182	63,760	71,889	7%	-5%	271,278	268,561	1%
Adjusted total operating expenses	358,326	259,484	315,369	38%	14%	1,117,254	1,164,560	-4%

Adjusted operating income	$99,067	$46,724	$75,503	112%	31%	$212,943	$269,153	-21%

Adjusted income tax expense	26,422	13,622	14,039	94%	88%	41,404	61,336	-32%

Adjusted net income	$72,374	$31,477	$59,839	130%	21%	$166,393	$201,317	-17%

Adjusted earnings per diluted common share	$4.03	$1.76	$3.33	129%	21%	$9.28	$11.26	-18%

Adjusted ratios and margin
Adjusted compensation ratio	63.4%	63.9%	62.3%			63.6%	62.5%
Adjusted non-compensation ratio	14.9%	20.8%	18.4%			20.4%	18.7%
Adjusted operating margin	21.7%	15.3%	19.3%			16.0%	18.8%
Adjusted effective tax rate	26.7%	30.2%	19.0%			19.9%	23.4%
N/M — Not meaningful
Throughout this press release, including the table above, we present financial measures that are not prepared in accordance with U.S. generally accepted accounting principles ("GAAP"). Management believes that presenting results and measures on an adjusted basis alongside U.S. GAAP measures provides the most meaningful basis for comparison of its operating results across periods and enhances the overall understanding of our current financial performance by excluding certain items that may not be indicative of our core operating results. The non-GAAP financial measures should be considered in addition to, not as a substitute for, measures of financial performance prepared in accordance with U.S. GAAP. For a detailed explanation of the adjustments made to the corresponding U.S. GAAP measures, see "Reconciliation of U.S. GAAP to Selected Summary Financial Information."

See page 3 for a summary of additional business metrics.
ADJUSTED NET REVENUES
For the fourth quarter of 2023, adjusted net revenues of $457.4 million represent a strong finish to the year as market conditions across most of our businesses incrementally improved which led to increased client activity relative to the comparable quarters. Adjusted net revenues for the quarter increased 49% compared to the third quarter of 2023 and 17% compared to the fourth quarter of 2022.
Adjusted net revenues of $1.33 billion for 2023 decreased 7% compared to the prior year and represent our third strongest year on record. Market conditions were challenging throughout the industry and for most of our businesses during the year; however, strong relative performance combined with the diversification of our platform within and across our businesses provided some resiliency to our results.
ADJUSTED OPERATING EXPENSES
For the fourth quarter of 2023, adjusted operating expenses of $358.3 million increased 38% compared to the third quarter of 2023 and 14% compared to the fourth quarter of 2022.
Adjusted operating expenses of $1.12 billion for the current year decreased 4% compared to 2022.
•Adjusted compensation ratio of 63.4% for the fourth quarter of 2023 decreased compared to 63.9% for the third quarter of 2023 driven by higher adjusted net revenues. The adjusted compensation ratio for the current quarter increased compared to 62.3% for the fourth quarter of 2022 resulting from investments in the business.
Adjusted compensation ratio of 63.6% for 2023 increased compared to 62.5% for the prior year due to lower adjusted net revenues.
•Adjusted non-compensation expenses of $68.2 million for the fourth quarter of 2023 increased 7% compared to the third quarter of 2023 due to increased outside services expenses and higher reimbursed deal expenses. Non-compensation expenses decreased 5% compared to the fourth quarter of 2022 driven by lower marketing and business development expenses related to reduced travel as well as a decline in reimbursed deal expenses.
Adjusted non-compensation expenses of $271.3 million for the year were essentially flat compared to 2022. Higher other operating expenses driven by the write-off of a $7.5 million uncollectible receivable in our municipal financing business were offset in part by declines in marketing and business development expenses related to reduced travel, reimbursed deal costs and outside services expenses.
ADJUSTED OPERATING INCOME
For the fourth quarter of 2023, adjusted operating income of $99.1 million increased 112% compared to the third quarter of 2023 and 31% compared to the fourth quarter of 2022.
Adjusted operating income of $212.9 million for 2023 decreased 21% compared to the prior year.
•Adjusted operating margin of 21.7% for the fourth quarter of 2023 increased compared to 15.3% for the third quarter of 2023 and 19.3% for the fourth quarter of 2022 primarily due to higher adjusted net revenues.
Adjusted operating margin of 16.0% for the current year declined compared to 18.8% for 2022 resulting from lower adjusted net revenues and a higher adjusted compensation ratio.
ADJUSTED EFFECTIVE TAX RATE
For the fourth quarter of 2023, our adjusted effective tax rate of 26.7% decreased compared to 30.2% for the third quarter of 2023 driven by lower non-deductible expenses. The adjusted effective tax rate of 19.0% for the fourth quarter of 2022 was impacted by the reversal of a deferred tax asset valuation allowance on our U.K. legal entity, Piper Sandler Ltd.
The adjusted effective tax rate of 19.9% for 2023 decreased compared to 23.4% for the prior year driven by a higher tax benefit from restricted stock award vestings.

ADJUSTED NET INCOME & ADJUSTED EARNINGS PER SHARE
For the fourth quarter of 2023, we generated adjusted net income of $72.4 million, or $4.03 of adjusted earnings per diluted common share. Results for the current quarter increased compared to the third quarter of 2023 and the fourth quarter of 2022 driven primarily by higher adjusted net revenues and adjusted operating margin.
We generated adjusted net income of $166.4 million, or $9.28 of adjusted earnings per diluted common share, for 2023. Results for the year decreased compared to 2022 driven by lower adjusted net revenues and adjusted operating margin offset in part by a lower adjusted effective tax rate.
Capital
DIVIDENDS
On February 2, 2024, our Board of Directors declared a special cash dividend on the company's common stock of $1.00 per share related to our financial results for fiscal year 2023 to be paid on March 15, 2024, to shareholders of record as of the close of business on March 4, 2024. Including this special cash dividend, our total dividend related to fiscal year 2023 amounts to $3.40 per share of common stock, or a payout ratio of 37% of adjusted net income.
In addition, our Board of Directors declared a quarterly cash dividend on the company's common stock of $0.60 per share to be paid on March 15, 2024, to shareholders of record as of the close of business on March 4, 2024.
During the fourth quarter of 2023, we paid a quarterly cash dividend of $0.60 per share of common stock, for an aggregate of $10.2 million. For 2023, we returned an aggregate of $84.4 million, or $3.65 per share of common stock, to shareholders through quarterly cash dividends and a special cash dividend, which was paid in the first quarter of 2023.
SHARE REPURCHASES
During the fourth quarter of 2023, we repurchased approximately 20,000 shares, or $3.1 million, of the company's common stock, at an average price of $151.45 per share, from restricted stock award recipients selling shares upon the award vesting to meet their employment tax obligations.
During 2023, we repurchased approximately 495,000 shares, or $70.7 million, of the company's common stock, at an average price of $142.92 per share, from restricted stock award recipients selling shares upon the award vesting to meet their employment tax obligations. These share repurchases more than offset the share count dilution from the 2023 annual stock grants.
Additional Information

	Dec. 31,	Sept. 30,	Dec. 31,
	2023	2023	2022
Human Capital
Full-time employees	1,725	1,761	1,790
Corporate investment banking managing directors	169	168	159

Shareholder Information (amounts in millions)
Common shareholders’ equity	$1,085.5	$1,034.4	$1,054.1

Shares outstanding:
Common shares outstanding	15.2	15.1	13.7
Restricted shares outstanding	2.6	2.7	4.2
Total shares outstanding	17.8	17.8	17.9

Market Share Data Sources
Market share positions and data presented within the press release are referenced from the following independent sources:
Mergermarket
•No. 2 advisor in U.S. M&A based on number of transactions announced for the period beginning January 1, 2023 and ending December 31, 2023 with a reported value of < $1 billion
S&P Capital IQ Pro
•No. 1 advisor in U.S. M&A for banks & thrifts based on number of announced transactions and aggregate deal value for the period beginning January 1, 2023 and ending December 31, 2023
Dealogic
•Top 5 investment bank based on the number of book run equity underwriting deals completed during 2023 for biopharma companies with less than $5 billion of market cap; includes deal values > $10 million for IPOs, follow-ons and converts, and deal values > $5 million for PIPEs/RDs
Management Conference Call
Chad Abraham, chairman and chief executive officer; Deb Schoneman, president; and Kate Clune, chief financial officer, will host a conference call to discuss the financial results on Friday, February 2, 2024, at 9 a.m. Eastern Time (8 a.m. Central Time). Participants can access the call by dialing 888 394-8218 (in the U.S.) or +1 773 305-6853 (outside the U.S.) and passcode number 7250922. Callers should dial in at least 15 minutes prior to the call time. The conference call will also be accessible as an audio webcast through the company's website at pipersandler.com/earnings. A replay of the conference call will be available beginning approximately three hours after the event through the same link.
About Piper Sandler
Piper Sandler Companies (NYSE: PIPR) is a leading investment bank driven to help clients Realize the Power of Partnership®. Securities brokerage and investment banking services are offered in the U.S. through Piper Sandler & Co., member SIPC and NYSE; in the U.K. through Piper Sandler Ltd., authorized and regulated by the U.K. Financial Conduct Authority; and in Hong Kong through Piper Sandler Hong Kong Limited, authorized and regulated by the Securities and Futures Commission. Alternative asset management and fixed income advisory services are offered through separately registered advisory affiliates.
© 2024. Since 1895. Piper Sandler Companies. 800 Nicollet Mall, Minneapolis, Minnesota 55402-7036
Kate Clune
Tel: 212 466-7799
investorrelations@psc.com

Cautionary Note Regarding Forward-Looking Statements
This press release and the conference call to discuss the contents of this press release contain forward-looking statements. Statements that are not historical or current facts, including statements about beliefs and expectations, are forward-looking statements and are subject to significant risks and uncertainties that are difficult to predict. These forward-looking statements cover, among other things, statements made about the outlook for future periods for corporate advisory (i.e., M&A), capital markets, and public finance transactions (including our performance in specific sectors), current deal pipelines (or backlogs), economic, geopolitical, and market conditions (including the outlook for equity markets, investment banking transactions, CEO confidence, and the interest rate environment), areas of potential growth and market share gains for the company, our recruiting pipeline, the state of our equity and fixed income brokerage businesses, anticipated financial results for future periods (including expectations regarding revenue levels, non-compensation expenses (e.g., potential regulatory settlements), effective tax rate, compensation ratio, compensation and benefits expense, operating margins, return on equity, and earnings per share), our strategic priorities, the payment of our quarterly and special cash dividends to our shareholders, our share repurchase program, or other similar matters.
Forward-looking statements involve inherent risks and uncertainties, both known and unknown, and important factors could cause actual results to differ materially from those anticipated or discussed in the forward-looking statements. These risks, uncertainties and important factors include, but are not limited to, the following:
•revenues from corporate advisory (i.e., M&A) engagements and equity and debt financings may vary materially depending on the number, size, and timing of completed transactions, and completed transactions do not generally provide for subsequent engagements;
•the volume of anticipated transactions – including corporate advisory (i.e., M&A), equity financing, and debt financing – and the corresponding revenues from the transactions may vary from quarter to quarter significantly, particularly if there is a decline in macroeconomic conditions or the financial markets;
•market, geopolitical and economic conditions or developments may be unfavorable, including in specific sectors in which we operate, and these conditions or developments, such as market fluctuations or volatility, may adversely affect our business, revenue levels and profitability;
•interest rate volatility, especially if the changes are rapid or severe, could negatively impact our fixed income institutional business and the negative impact could be exaggerated by reduced liquidity in the fixed income markets; and
•our stock price may fluctuate as a result of several factors, including but not limited to, changes in our revenues and operating results.
A further listing and description of these and other risks, uncertainties and important factors can be found in the sections titled "Risk Factors" in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2022 and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in Part II, Item 7 of our Annual Report on Form 10-K for the year ended December 31, 2022, and updated in our subsequent reports filed with the SEC (available at our Web site at www.pipersandler.com and at the SEC Web site at www.sec.gov).
Forward-looking statements speak only as of the date they are made, and readers are cautioned not to place undue reliance on them. We undertake no obligation to update them in light of new information or future events.
###

Piper Sandler Companies
Results of Operations (U.S. GAAP – Unaudited)

	Three Months Ended			Twelve Months Ended
(Amounts in thousands, except per share data)	Dec. 31,	Sept. 30,	Dec. 31,	Dec. 31,	Dec. 31,
	2023	2023	2022	2023	2022
Revenues
Investment banking	$343,775	$211,666	$276,448	$923,812	$1,009,509
Institutional brokerage	102,895	90,493	106,052	377,539	405,267
Interest income	7,302	6,980	6,519	26,723	20,365
Investment income/(loss)	20,235	(17,108)	4,305	30,039	(23)
Total revenues	474,207	292,031	393,324	1,358,113	1,435,118
Interest expense	2,356	2,546	2,275	10,146	9,480
Net revenues	471,851	289,485	391,049	1,347,967	1,425,638

Non-interest expenses
Compensation and benefits	301,154	207,282	262,742	897,034	983,524
Outside services	13,634	12,538	14,185	51,754	53,189
Occupancy and equipment	16,300	16,308	17,395	64,356	64,252
Communications	12,477	12,883	12,461	52,718	50,565
Marketing and business development	8,078	8,674	10,275	37,734	42,849
Deal-related expenses	8,017	6,653	10,005	28,189	31,874
Trade execution and clearance	5,340	4,864	5,104	19,972	20,185
Restructuring and integration costs	3,846	—	2,117	7,749	11,440
Intangible asset amortization	4,799	4,833	5,292	19,440	15,375
Other operating expenses	12,360	18,900	8,803	46,435	18,016
Total non-interest expenses	386,005	292,935	348,379	1,225,381	1,291,269

Income/(loss) before income tax expense	85,846	(3,450)	42,670	122,586	134,369
Income tax expense	21,273	10,227	4,656	23,613	33,189
Net income/(loss)	64,573	(13,677)	38,014	98,973	101,180
Net income/(loss) attributable to noncontrolling interests	12,548	(17,555)	(87)	13,482	(9,494)
Net income attributable to Piper Sandler Companies	$52,025	$3,878	$38,101	$85,491	$110,674

Earnings per common share
Basic	$3.44	$0.26	$2.79	$5.72	$7.92
Diluted	$3.00	$0.22	$2.25	$4.96	$6.52

Dividends declared per common share	$0.60	$0.60	$0.60	$3.65	$6.90

Weighted average common shares outstanding
Basic	15,143	15,105	13,663	14,958	13,982
Diluted	17,367	17,256	16,925	17,224	16,965
N/M — Not meaningful

Piper Sandler Companies
Preliminary Selected Summary Financial Information (Non-GAAP – Unaudited) (1)

	Three Months Ended			Twelve Months Ended
	Dec. 31,	Sept. 30,	Dec. 31,	Dec. 31,	Dec. 31,
(Amounts in thousands, except per share data)	2023	2023	2022	2023	2022
Adjusted revenues
Investment banking	$343,775	$211,666	$276,448	$923,812	$1,009,509
Institutional brokerage	102,895	90,493	106,052	377,539	405,267
Interest income	7,302	6,980	6,519	26,723	20,365
Investment income/(loss)	5,506	(2,010)	2,503	7,123	1,552
Adjusted total revenues	459,478	307,129	391,522	1,335,197	1,436,693
Interest expense	2,085	921	650	5,000	2,980
Adjusted net revenues (2)	457,393	306,208	390,872	1,330,197	1,433,713

Adjusted operating expenses
Adjusted compensation and benefits (3)	290,144	195,724	243,480	845,976	895,999
Adjusted non-compensation expenses (4)	68,182	63,760	71,889	271,278	268,561
Adjusted total operating expenses (5)	358,326	259,484	315,369	1,117,254	1,164,560

Adjusted operating income (6)	99,067	46,724	75,503	212,943	269,153
Interest expense on long-term financing	271	1,625	1,625	5,146	6,500
Adjusted income before adjusted income tax expense (7)	98,796	45,099	73,878	207,797	262,653
Adjusted income tax expense (8)	26,422	13,622	14,039	41,404	61,336
Adjusted net income (9)	$72,374	$31,477	$59,839	$166,393	$201,317

Adjusted earnings per diluted common share (10)	$4.03	$1.76	$3.33	$9.28	$11.26

Adjusted weighted average diluted common shares outstanding (11)	17,937	17,929	17,972	17,939	17,874

Adjusted ratios and margin
Adjusted compensation ratio (12)	63.4%	63.9%	62.3%	63.6%	62.5%
Adjusted non-compensation ratio (13)	14.9%	20.8%	18.4%	20.4%	18.7%
Adjusted operating margin (14)	21.7%	15.3%	19.3%	16.0%	18.8%
Adjusted effective tax rate (15)	26.7%	30.2%	19.0%	19.9%	23.4%
N/M — Not meaningful
This presentation includes non-GAAP measures. The non-GAAP measures are not meant to be considered in isolation or as a substitute for the corresponding U.S. GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP. For a detailed explanation of the adjustments made to the corresponding U.S. GAAP measures, see "Reconciliation of U.S. GAAP to Selected Summary Financial Information."

Piper Sandler Companies
Reconciliation of U.S. GAAP to Selected Summary Financial Information (1) (Unaudited)

	Three Months Ended			Twelve Months Ended
	Dec. 31,	Sept. 30,	Dec. 31,	Dec. 31,	Dec. 31,
(Amounts in thousands, except per share data)	2023	2023	2022	2023	2022
Net revenues:
Net revenues – U.S. GAAP basis	$471,851	$289,485	$391,049	$1,347,967	$1,425,638
Adjustments:
Investment (income)/loss related to noncontrolling interests (16)	(14,729)	15,098	(1,802)	(22,916)	1,575
Interest expense on long-term financing	271	1,625	1,625	5,146	6,500
Adjusted net revenues	$457,393	$306,208	$390,872	$1,330,197	$1,433,713

Compensation and benefits:
Compensation and benefits – U.S. GAAP basis	$301,154	$207,282	$262,742	$897,034	$983,524
Adjustment:
Compensation from acquisition-related agreements	(11,010)	(11,558)	(19,262)	(51,058)	(87,525)
Adjusted compensation and benefits	$290,144	$195,724	$243,480	$845,976	$895,999

Non-compensation expenses:
Non-compensation expenses – U.S. GAAP basis	$84,851	$85,653	$85,637	$328,347	$307,745
Adjustments:
Non-compensation expenses related to noncontrolling interests (16)	(2,181)	(2,457)	(1,889)	(9,434)	(7,919)
Restructuring and integration costs	(3,846)	—	(2,117)	(7,749)	(11,440)
Amortization of intangible assets related to acquisitions	(4,799)	(4,833)	(5,292)	(19,440)	(15,375)
Non-compensation expenses from acquisition-related agreements	(658)	1,760	(4,450)	1,102	(4,450)
Non-compensation expenses from potential regulatory settlements	(5,185)	(16,363)	—	(21,548)	—
Adjusted non-compensation expenses	$68,182	$63,760	$71,889	$271,278	$268,561

Income/(loss) before income tax expense:
Income/(loss) before income tax expense – U.S. GAAP basis	$85,846	$(3,450)	$42,670	$122,586	$134,369
Adjustments:
Investment (income)/loss related to noncontrolling interests (16)	(14,729)	15,098	(1,802)	(22,916)	1,575
Interest expense on long-term financing	271	1,625	1,625	5,146	6,500
Non-compensation expenses related to noncontrolling interests (16)	2,181	2,457	1,889	9,434	7,919
Compensation from acquisition-related agreements	11,010	11,558	19,262	51,058	87,525
Restructuring and integration costs	3,846	—	2,117	7,749	11,440
Amortization of intangible assets related to acquisitions	4,799	4,833	5,292	19,440	15,375
Non-compensation expenses from acquisition-related agreements	658	(1,760)	4,450	(1,102)	4,450
Non-compensation expenses from potential regulatory settlements	5,185	16,363	—	21,548	—
Adjusted operating income	$99,067	$46,724	$75,503	$212,943	$269,153
Interest expense on long-term financing	(271)	(1,625)	(1,625)	(5,146)	(6,500)
Adjusted income before adjusted income tax expense	$98,796	$45,099	$73,878	$207,797	$262,653
Continued on next page

Piper Sandler Companies
Reconciliation of U.S. GAAP to Selected Summary Financial Information (1) (Unaudited)

	Three Months Ended			Twelve Months Ended
	Dec. 31,	Sept. 30,	Dec. 31,	Dec. 31,	Dec. 31,
(Amounts in thousands, except per share data)	2023	2023	2022	2023	2022
Income tax expense:
Income tax expense – U.S. GAAP basis	$21,273	$10,227	$4,656	$23,613	$33,189
Tax effect of adjustments:
Compensation from acquisition-related agreements	2,507	2,250	6,387	10,467	20,872
Restructuring and integration costs	1,046	—	602	2,053	2,528
Amortization of intangible assets related to acquisitions	1,375	1,247	1,246	5,152	3,599
Non-compensation expenses from acquisition-related agreements	162	(454)	1,148	(292)	1,148
Non-compensation expenses from potential regulatory settlements	59	352	—	411	—
Adjusted income tax expense	$26,422	$13,622	$14,039	$41,404	$61,336

Net income attributable to Piper Sandler Companies:
Net income attributable to Piper Sandler Companies – U.S. GAAP basis	$52,025	$3,878	$38,101	$85,491	$110,674
Adjustments:
Compensation from acquisition-related agreements	8,503	9,308	12,875	40,591	66,653
Restructuring and integration costs	2,800	—	1,515	5,696	8,912
Amortization of intangible assets related to acquisitions	3,424	3,586	4,046	14,288	11,776
Non-compensation expenses from acquisition-related agreements	496	(1,306)	3,302	(810)	3,302
Non-compensation expenses from potential regulatory settlements	5,126	16,011	—	21,137	—
Adjusted net income	$72,374	$31,477	$59,839	$166,393	$201,317

Earnings per diluted common share:
Earnings per diluted common share – U.S. GAAP basis	$3.00	$0.22	$2.25	$4.96	$6.52
Adjustment for inclusion of unvested acquisition-related stock	(0.15)	(0.06)	(0.21)	(0.38)	(0.60)
	$2.85	$0.16	$2.04	$4.58	$5.92
Adjustments:
Compensation from acquisition-related agreements	0.49	0.54	0.76	2.36	3.93
Restructuring and integration costs	0.16	—	0.09	0.33	0.53
Amortization of intangible assets related to acquisitions	0.20	0.21	0.24	0.83	0.69
Non-compensation expenses from acquisition-related agreements	0.03	(0.08)	0.20	(0.05)	0.19
Non-compensation expenses from potential regulatory settlements	0.30	0.93	—	1.23	—
Adjusted earnings per diluted common share	$4.03	$1.76	$3.33	$9.28	$11.26

Weighted average diluted common shares outstanding:
Weighted average diluted common shares outstanding – U.S. GAAP basis	17,367	17,256	16,925	17,224	16,965
Adjustment:
Unvested acquisition-related restricted stock with service conditions	570	673	1,047	715	909
Adjusted weighted average diluted common shares outstanding	17,937	17,929	17,972	17,939	17,874
This presentation includes non-GAAP measures. The non-GAAP measures are not meant to be considered in isolation or as a substitute for the corresponding U.S. GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP.

Piper Sandler Companies
Notes to Non-GAAP Financial Schedules
(1)Selected Summary Financial Information are non-GAAP measures. Management believes that presenting results and measures on an adjusted basis in conjunction with U.S. GAAP measures provides the most meaningful basis for comparison of its operating results across periods.
(2)A non-GAAP measure which excludes (a) investment (income)/loss related to noncontrolling interests (see (16) below) and (b) interest expense on long-term financing.
(3)A non-GAAP measure which excludes compensation expenses from acquisition-related agreements.
(4)A non-GAAP measure which excludes (a) non-compensation expenses related to noncontrolling interests (see (16) below), (b) restructuring and integration costs related to acquisitions and/or headcount reductions, (c) amortization of intangible assets related to acquisitions, (d) non-compensation expenses from acquisition-related agreements and (e) non-compensation expenses from potential regulatory settlements.
(5)A non-GAAP measure which is computed as the summation of adjusted compensation and benefits and adjusted non-compensation expenses (see (3) and (4) above).
(6)A non-GAAP measure which excludes (a) investment (income)/loss and non-compensation expenses related to noncontrolling interests (see (16) below), (b) interest expense on long-term financing, (c) compensation and non-compensation expenses from acquisition-related agreements, (d) restructuring and integration costs related to acquisitions and/or headcount reductions, (e) amortization of intangible assets related to acquisitions and (f) non-compensation expenses from potential regulatory settlements.
(7)A non-GAAP measure which excludes (a) investment (income)/loss and non-compensation expenses related to noncontrolling interests (see (16) below), (b) compensation and non-compensation expenses from acquisition-related agreements, (c) restructuring and integration costs related to acquisitions and/or headcount reductions, (d) amortization of intangible assets related to acquisitions and (e) non-compensation expenses from potential regulatory settlements.
(8)A non-GAAP measure which excludes the income tax effect of (a) compensation and non-compensation expenses from acquisition-related agreements, (b) restructuring and integration costs related to acquisitions and/or headcount reductions, (c) amortization of intangible assets related to acquisitions and (d) non-compensation expenses from potential regulatory settlements.
(9)A non-GAAP measure which represents net income attributable to Piper Sandler Companies excluding (a) compensation and non-compensation expenses from acquisition-related agreements, (b) restructuring and integration costs related to acquisitions and/or headcount reductions, (c) amortization of intangible assets related to acquisitions, (d) non-compensation expenses from potential regulatory settlements and (e) the income tax expense/(benefit) allocated to the adjustments.
(10)A non-GAAP measure which is computed based on a quotient of which the numerator is adjusted net income and the denominator is adjusted weighted average diluted common shares outstanding.
(11)A non-GAAP measure which assumes the vesting of restricted stock with service conditions granted pursuant to all acquisitions since January 1, 2020.
(12)A non-GAAP measure which represents adjusted compensation and benefits expenses as a percentage of adjusted net revenues.
(13)A non-GAAP measure which represents adjusted non-compensation expenses as a percentage of adjusted net revenues.
(14)A non-GAAP measure which represents adjusted operating income as a percentage of adjusted net revenues.
(15)A non-GAAP measure which represents adjusted income tax expense as a percentage of adjusted income before adjusted income tax expense.
(16)Noncontrolling interests include investment income/(loss) and non-compensation expenses from consolidated alternative asset management entities that are not attributable, either directly or indirectly, to Piper Sandler Companies.